Exhibit 11

MASCOTECH, INC.
Computation of Earnings Per Common Share
Primary and Fully Diluted
(In thousands except per share amounts)


                                             Three Months Ended     Six Months Ended
                                                   June 30,              June 30,
                                                1997       1996       1997       1996
PRIMARY:
  Income (loss) before cumulative effect
    of accounting change                      $24,650    $(6,660)   $57,310    $ 4,080
  Preferred stock dividends                     3,000      3,240      6,240      6,480
  Income (loss) before cumulative effect
    of accounting change attributable
    to common stock                            21,650     (9,900)    51,070     (2,400)
  Add convertible preferred stock dividends     3,000      ---  (A)   6,240      ---  (A)
  Earnings (loss) before cumulative effect
    of accounting change attributable
    to common stock                            24,650     (9,900)    57,310     (2,400)
  Cumulative effect of accounting change        ---        ---        ---       11,700
  Earnings (loss) attributable to common
    stock, as adjusted                        $24,650    $(9,900)   $57,310    $ 9,300

  Weighted average number of common shares
    outstanding during each period             37,890     55,390     37,680     55,360
  Addition from assumed exercise of stock
    options and warrants                        1,290      ---  (A)   1,280      1,210
  Addition from assumed conversion of
    preferred stock at conversion date          9,820      ---  (A)  10,500      ---  (A)
  Weighted average number of common shares
    and equivalents outstanding during each
    period-without dilution                    49,000     55,390     49,460     56,570

  Primary earnings (loss) per common and
    common equivalent share:

      Earnings (loss) before cumulative
        effect of accounting change             $ .50      $(.18)     $1.16      $(.04)
      Cumulative effect of accounting change      --         --         --         .20
      Earnings (loss) attributable to
        common stock                            $ .50      $(.18)     $1.16      $ .16



Earnings per common share for the periods ended June 30, 1997 and 1996 were computed based on the treasury stock method.

For the three months ended June 30, 1997, the additional weighted average shares from assumed conversion of preferred stock was computed using the average common stock price through the conversion date. For the six months ended June 30, 1997, additional weighted average shares was computed assuming conversion of preferred stock on a one-to-one basis at the conversion date.





(A)   Anti-dilutive in 1996.

Exhibit 11

MASCOTECH, INC.
Computation of Earnings Per Common Share
Primary and Fully Diluted
(In thousands except per share amounts)

                                              Three Months Ended     Six Months Ended
                                                   June 30,              June 30,
                                                1997       1996       1997       1996

FULLY DILUTED:
  Income (loss) before cumulative effect
    of accounting change                      $24,650    $(6,660)   $57,310    $ 4,080
  Preferred stock dividends                     3,000      3,240      6,240      6,480
  Income (loss) attributable to common stock   21,650     (9,900)    51,070     (2,400)
  Add after-tax convertible debenture
    related expenses                            2,380      ---  (A)   4,760      ---  (A)
  Add convertible preferred stock dividends     3,000      ---  (A)   6,240      ---  (A)
  Earnings (loss) before cumulative effect
    of accounting change attributable to
    common stock                              $27,030    $(9,900)   $62,070    $(2,400)
  Cumulative effect of accounting change        ---        ---        ---       11,700
  Earnings (loss) attributable to common
    stock, as adjusted                        $27,030    $(9,900)   $62,070    $ 9,300

  Weighted average number of common shares
    outstanding during each period             37,890     55,390     37,680     55,360
  Addition from assumed conversion of
    convertible debentures                     10,000      ---  (A)  10,000      ---  (A)
  Addition from assumed exercise of stock
    options and warrants                        1,310      ---  (A)   1,340      1,630
  Addition from assumed conversion of
    preferred stock at conversion date          9,820      ---  (A)  10,500      ---  (A)
  Weighted average number of common shares
    and equivalents outstanding during
    each period
    -fully diluted basis                       59,020     55,390     59,520     56,990

  Fully diluted earnings (loss) per common
    and common equivalent share:
      Earnings (loss) before cumulative
        effect of accounting change             $ .46      $(.18)     $1.04      $(.04)
      Cumulative effect of accounting change      --         --         --         .20
      Earnings (loss) attributable to
        common stock                            $ .46      $(.18)     $1.04      $ .16



Earnings per common share for the periods ended June 30, 1997 and 1996 were computed based on the treasury stock method.

For the three months ended June 30, 1997, the additional weighted average shares from assumed conversion of preferred stock was computed using the average common stock price through the conversion date. For the six months ended June 30, 1997, additional weighted average shares was computed assuming conversion of preferred stock on a one-to-one basis at the conversion date.









(A)   Anti-dilutive in 1996.